GENERAL RELEASE OF ALL CLAIMS

This General Release of all Claims (this “Release”) is entered into on October 10, 2025 by and among The Beauty Health Company (“Parent”), Hydrafacial LLC (the “Company”), and Marla Beck (“Executive”). In consideration of the payments and benefits set forth in the Employment Agreement (the “Employment Agreement”) by and among Executive, Parent and the Company, effective April 8, 2024 (the “Effective Date”), to which Executive first became legally entitled following the Effective Date, Executive agrees as follows:

1.General Release and Waiver of Claims.

(a)For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Executive and each of Executive’s respective heirs, executors, administrators, representatives, agents, successors, assigns and representatives (the “Releasor”) hereby irrevocably and unconditionally releases and forever discharges each of Parent, the Company, and their respective partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them (collectively, the “Releasees”), of and from any and all manner of action or actions, cause or causes of action, judgments, obligations, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent, which Releasor now has, ever had or may hereafter have against any Releasee, by reason of any act, omission, practice, conduct, event, cause, or other matter whatsoever from the beginning of time up to and including the date that Executive executes this Release, to the fullest extent permitted by law.

(b)Without limiting the generality of the foregoing, Releasor releases and discharges Releasees from any and all claims in any way arising out of, based upon, or related to Executive’s employment with Parent and/or the Company, the termination of employment of Executive by Parent and/or the Company and/or the events surrounding the circumstances relating to that termination, including, but not limited to: (i) any and all claims arising under tort, contract and quasi-contract law, including, but not limited to, claims of breach of contract (express or implied), tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, wrongful or retaliatory discharge, fraud, defamation, slander, libel, negligent or intentional infliction of emotional distress or compensatory or punitive damages; (ii) any and all claims for monetary or equitable relief, including, but not limited to, attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs, and disbursements; and (iii) and any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the False Claims Act,

the Employee Retirement Income Security Act, the Federal Worker Retraining and Notification Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, the California Fair Employment and Housing Act, the California Unfair Competition Law, the California Equal Pay Law, the Moore-Brown-Roberti Family Rights Act of 1991, the California Labor Code, the California Worker Adjustment and Retraining Notification Act, California Wage and Hour laws, the California False Claims Act, the California Constitution and the California Corporate Criminal Liability Act, and any other federal, state or local law or ordinance prohibiting employment discrimination, harassment or retaliation. This Release does not release claims arising after the date Executive executes this Release, nor claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against Parent and/or the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against Parent and/or the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from Parent and/or the Company before the EEOC, NLRB, or other administrative body). Notwithstanding the foregoing, this Release does not apply to (i) any lawsuit brought to challenge the validity of this Release under the ADEA, (ii) payments or benefits under Articles II and IV of the Employment Agreement, which payments and benefits under Article IV (among other good and valuable consideration) are provided in exchange for this Release, (iii) any claims for indemnification arising under any applicable law or indemnification obligation of Parent and/or the Company, (iv) accrued or vested benefits under any applicable Parent and/or Company employee benefit plan (within the meaning of Section 3(3) of the Employment Retirement Income Security Act) and (v) any rights as a shareholder of the Parent or pursuant to any option, restricted stock unit or other equity compensation award agreement or plan.

(c)Executive acknowledges that Executive has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Executive, being aware of, understanding and acknowledging the significance and consequence of specifically waiving California Civil Code Section 1542, hereby expressly waives and relinquishes all rights and benefits Executive may have thereunder, as well as any other applicable statutes or common law principles of similar effect, in order to effect a full and complete general release as described above. Thus, notwithstanding the provisions of California Civil Code Section 1542, and to implement a full and complete release, Executive expressly acknowledges this Release is intended to include in its effect, without limitation, all claims she does not know or suspect to exist in his favor at the time of signing this Release, and that this Release contemplates the extinguishment of any such claims.

2.Consideration and Revocation Period. By signing this Release, Executive represents and warrants that:

(a)Under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder, Parent and the Company advise Executive that she should consult with independent counsel before executing this Release; and Executive acknowledges that she has been so advised. Executive further acknowledges that she has had at least twenty-one (21) days to consider this Release before signing it and Executive further acknowledges that if she signs this Release prior to the expiration of the twenty-one (21) day period, Executive waives the remainder of that period.

(b)Executive acknowledges that she has carefully read this Release in its entirety; that she has had an adequate opportunity to consider it; that she understands all its terms; and that she knowingly and voluntarily assents to all the terms and conditions contained herein, including, without limitation, the waiver and release contained herein.

(c)Executive further acknowledges that she has seven (7) calendar days following the date she signs this Release to revoke it and this Release shall not become effective until the eighth day following the date on which Executive signs this Release. Executive understands that if she wishes to revoke this Release, Executive must deliver written notice of revocation [(which may be by email)], stating Executive’s intent to revoke this Release on or before 5:00 p.m. (PST) of the seventh (7th) day after the date on which Executive signs this Release to Hydrafacial LLC, 2165 East Spring Street, Long Beach, CA 90806, Attn: Legal Department. Executive acknowledges that if Executive revokes this Release, Executive will not receive any payments or benefits pursuant to Article IV of the Employment Agreement.

3.No Assignment. Executive represents and warrants that there has been no assignment or other transfer of any interest in any claim released hereunder which Executive may have against each Releasee and Executive agrees to indemnify and hold each Releasee harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by any Releasee as the result of any such assignment or transfer or any rights or claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by any Releasee against Executive under this indemnity.

4.Proceedings. Executive agrees that if Executive hereafter commences any suit arising out of, based upon, or relating to any of the claims released hereunder or in any manner asserts against any Releasee any of the claims released hereunder, then Executive agrees to pay to such Releasee, in addition to any other damages caused to such Releasee thereby, all attorneys’ fees incurred by such Releasee in defending or otherwise responding to said suit or claim. Notwithstanding the foregoing, the foregoing sentence shall not apply to the extent such attorneys’ fees are attributable to Executive’s good faith challenge to or a request for declaratory relief with respect to the validity of the waiver herein under the ADEA.

5.Nonadmission. Executive further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by any of the Releasees, all of whom have consistently taken the position that they have no liability whatsoever to Executive.

6.Confidential Information. Executive acknowledges and agrees that Executive is bound by that certain Confidentiality Agreement (as defined in the Employment Agreement). Executive hereby reaffirms the covenants, terms and conditions set forth in the Confidentiality Agreement, and acknowledges and agrees that the Confidentiality Agreement remains in full force and effect in accordance with its terms

7.Severability. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative

8.Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles thereof.

EXECUTIVE ACKNOWLEDGES THAT SHE HAS READ THIS RELEASE AGREEMENT AND THAT SHE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT SHE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HER OWN FREE WILL.

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IN WITNESS WHEREOF, the undersigned has executed this General Release of all Claims this
10 day of October 2025.

/s/ Marla Beck
Marla Beck
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